1. OWNER/PARTICIPANT
Primary Owner/Participant					Email Address:
Name					Sex ❑ M ❑ F		SSN	-		-
Address					Telephone	(	)		-
City			State	Zip		Birthdate		/		/

Joint Owner (if applicable)
Name					Sex ❑ M ❑ F		SSN	-		-
Address					Telephone	(	)		-
City			State	Zip		Birthdate		/		/

2. EMPLOYER INFORMATION
Employer					Tax ID#
Address			City		State			Zip

3. CONTRACT INFORMATION
A.	Contract Name:	❑ [Commodore Core 7] ❑ [Commodore L-Shares]
❑ Other (please specify):

B.	Purchase Payment(s):
❑ Initial Purchase Payment		Amount $
(amount paid with this application or rollover amount)

❑ Salary Reduction/Flexible Purchase Payment(s):
(For savings/checking account deductions, please complete the Request For Automated Premium Contributions form)
Periodic Payment Amount $				Projected Annual Purchase Payment $
First Payment Date:				Frequency:

C.	Tax Qualification:	❑ Non-Qualified	❑ IRA	❑ TSA 403(b)	❑ SIMPLE IRA
		❑ SEP IRA	❑ Other (please specify)

D.	Source of Tax-Qualified Contributions:		❑ Employer ❑ Employee ❑ Both
❑ Other (please specify) :

E.	Optional Benefits:	❑ [Death Benefit Rider] ❑ [Earnings Protection Rider] ❑ [Guaranteed Minimum Income Rider]
❑ Other (please specify) :

F.

Replacement: (Not applicable to participants enrolled in a group contract that is part of an employer-sponsored plan.)

1.) Will this Contract replace or use cash values of any existing life insurance or annuity with this Company or any other company? ❑ Yes ❑ No

If "Yes," please list company name:					Policy/contract #

2.) Do you have existing individual life insurance policies or individual annuity contracts with this Company or any other company? ❑ Yes ❑ No (If "Yes" to either question, you must complete the appropriate replacement forms and, if applicable in your state, the Existing Insurance Statement/Certification form.)

G.	Special Requests:

4. PROPOSED ANNUITANT (if other than Owner/Participant)
Name			Sex ❑ M ❑ F	Birthdate	/	/	SSN	-		-
Address			City			State		Zip

5. BENEFICIARY
Primary Beneficiary
Name				Relationship			SSN	-		-
Address			City			State		Zip

Contingent Beneficiary
Name				Relationship			SSN	-		-
Address			City			State		Zip

6. NOTICES (Please review the notice that applies in your state)

Arizona Residents: Upon written request, we will provide factual information within a reasonable time regarding the benefits and provisions of the Contract/Certificate. If for any reason you are not satisfied, you may return it within ten (10) days after the Contract/Certificate is delivered to you and we will refund the Purchase Payments, plus or minus any investment gains or losses on amounts allocated to the variable account, including any deduction for any sales charges or administrative fees, and (if applicable) less any bonus amounts credited to the Purchase Payments.

Arkansas, Kentucky, Louisiana and New Mexico Residents: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil and criminal penalties.

Colorado Residents: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

District of Columbia and Pennsylvania Residents: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Residents: Any person who knowingly, and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete or misleading information is guilty of a felony of the third degree.

Maine, Tennessee and Virginia Residents: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

New Jersey Residents: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Ohio and Oklahoma Residents: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

SUITABILITY REVIEW FOR RESIDENTS OF IOWA, KENTUCKY, MARYLAND, MASSACHUSETTS AND NORTH CAROLINA (TO BE COMPLETED BY OWNER/PARTICIPANT)

SEC/NASD rules require that all registered representatives have reasonable grounds for believing that an investment is suitable for you. This decision is made upon the facts disclosed by you. If you are not certain of a particular value, please make a reasonable estimate.

Marital Status: ❑ Single ❑ Married ❑ Separated ❑ Divorced Tax Bracket: ___________%

Investment Risk Tolerance: ❑ Low ❑ Moderate ❑ High

Investment Objectives: ❑ Growth ❑ Income ❑ Growth and Income ❑ Capital Preservation

Investment Horizon: ❑ 1 - 3 Years ❑ 4 - 7 Years ❑ Greater than 7 Years

Purpose of Investment: ❑ Retirement ❑ Diversification ❑ Other (Specify) :
Annual Family Income $	Aggregate Family Net Worth $
(Excluding Real Estate and Furnishings)
The information as stated above is true to the best of my knowledge.
Signature of Owner/Participant:	Signature of Agent:

I understand the representative has requested suitability information as required by the SEC/NASD, but I choose not to provide it.
Signature of Owner/Participant:

8. CONSENT TO DELIVERY IN ELECTRONIC MEDIA

______ By initialing here, the applicant acknowledges receipt of the applicable Commodore® variable annuity prospectus in electronic format and consents to the delivery of any prospectus, supplement thereto, statement of additional information or other information required to be furnished to contract holders in electronic format where available. Electronically formatted documents will be in Portable Document Format (PDF) at the Annuity Investors Life Insurance Company® web site, www.commodoreva.com. Adobe Acrobat® Reader software is needed to view and print PDF files, and can be downloaded free of charge at www.adobe.com. Current versions of these documents will be made continuously available, and notice of material amendments will be mailed to your address of record via U.S. Mail. You may incur costs for using your Internet Service Provider, but there is no charge to access the Commodore web site. Contact Annuity Investors® Life any time at (800) 789-6771 to update your personal information, to receive without charge a paper copy of any document delivered in electronic format or to revoke your consent to delivery in electronic media.

9. ALLOCATION ELECTIONS

Please indicate how you would like your Purchase Payment allocated, using whole percentages. Your allocation must total 100%. This allocation will be used for future investments unless otherwise specified.

	Portfolios		Portfolios

	[Janus Aspen Series]		[INVESCO Variable Investment Funds, Inc.]
%	[Aggressive Growth Portfolio - Service Shares]	%	[Equity Income Fund]
%	[Worldwide Growth Portfolio -Service Shares]	%	[Total Return Fund]
%	[Balanced Portfolio - Service Shares]	%	[Health Sciences Fund]
%	[Growth Portfolio -Service Shares]	%	[Dynamics Fund]
%	[International Growth Portfolio - Service Shares]	%	[Financial Services Fund]
%	[Capital Appreciation Portfolio -Service Shares]	%	[Small Company Growth Fund]

	[Dreyfus Portfolios]		[Morgan Stanley UIF, Inc.]
%	[VIF - Appreciation Portfolio]	%	[Mid Cap Value Portfolio]
%	[VIF - Money Market Portfolio]	%	[Value Portfolio]
%	[VIF - Growth and Income Portfolio]	%	[Fixed Income Portfolio]
%	[VIF - Small Cap Portfolio]	%	[U.S. Real Estate Portfolio]
%	[The Dreyfus Socially Responsible Growth Fund]
%	[Dreyfus Stock Index Fund]		[PBHG Insurance Series Fund]
		%	[Growth II Portfolio]
	[Strong Investments, Inc.]	%	[Large Cap Growth Portfolio]
%	[Strong Opportunity Fund II, Inc.]	%	[Technology & Communications Portfolio]
%	[Strong Mid Cap Growth Fund II, Inc.]	%	[Select Value Portfolio]
		%	[Mid Cap Value Portfolio]

FIXED ACCOUNT OPTIONS
		%	Fixed Accumulation Account
		%	Fixed Option 3 - Year Guarantee
		%	Fixed Option 7 - Year Guarantee[**]
**only available for [Core 7]

%	TOTAL	%	TOTAL
Combined Totals must equal 100%.
10. AGREEMENT

I agree that the information provided is true and complete to the best of my knowledge. I have read and understand each of the statements and answers on this form. The Contract (or Certificate) I have applied for is suitable for my investment objectives and financial situation. I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS. I UNDERSTAND THAT ALL VALUES, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I UNDERSTAND THAT THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER SPECIFIED CONDITIONS.

Please initial here if you wish to give the registered representative identified below authorization to make transfers on your behalf and at your direction, on this Contract (Certificate).

Signed at (City)		(State)	Date
Owner's Signature
Joint Owner's Signature (if applicable)

11. AGENT'S STATEMENT

To the best of my knowledge, the annuity applied for ❑ is ❑ is not intended to replace or use cash values of any existing life insurance or annuity with this or any other company. If the annuity applied for is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please read to the applicant(s) and complete the appropriate replacement forms and, if applicable in your state, the Existing Insurance Statement/Certification form.

Agent Name (please print)
Agent's Signature			Date
Name of Broker/Dealer Firm			Brokerage Account #
Agent #	Agent State License ID #		Agent Phone #

12. FOR AGENT USE ONLY
❑ NT ❑ T1 ❑ T2 ❑ T3 ❑ T4